Exhibit 10.2

Orchard Contracting and Transferring Contract

Party A: Xiwulong Village, Zhaowangzhuang Town, Laiyang City

Party B: Shandong Longkang Juice Co., ltd.

After both parties friendly negotiation, this contract is hereby made on the basis of Mutual benefits to protect both parties’ legal rights and obligations. Both parties should obey the following terms:

Ⅰ Name of the contracting orchard, areas, trees situation and facilities of the location:

Party B contracts good quality pear orchard of 950 Mu (about 633,000 square meters) in the front area of Xiwulong Village, (east to Cunlv, west to Nongtian, north to Liyuan, South to Wulonghe). The age of the trees is 5 years. Facilities are completed.

Ⅱ Period of the contract and duration:

The period of the contract is 30 years, from April 2nd, 2012 to April 1st, 2042.

Ⅲ Contracting charge payment method and time:

1 Contracting charge is 1,500 RMB Yuan/Mu each year. Total charge is 42,750,000.00 Yuan, in Chinese character is written as Forty-two million and seven hundred fifty thousand.

2 Contracting charge should be paid in full in cash before June 30th.

Ⅳ Rights and obligations of both parties:

1 Party A should transfer the good quality orchard contracted by Party B before April 15th, 2012, and let them manage and use the orchard.

2 Party A should provide Party B’s contracted orchard the nearest sufficient water resources and road transportation conditions, insuring that the transportation is unblocked and the water resources are sufficient and pollution-free.

3 Party A should guarantee the completion and safety of the base and help Party B to deal with the relation with the villagers, maintaining Party B’s normal production and management procedures.

4 Any kind of taxes and dues should be paid by Party A. Party B shall not be liable for it.

5 Party B should manage the contracted orchard according to the contract. Any damage to the land or the facilities of the orchard is prohibited. if any change or adjustment to the orchard are needed, Party B should negotiate with Party A.

6 Party B should try their best to arrange people from Party A’s village to manage the orchard. If there is anyone not willing to manage the orchard, then Party B can arrange the contracting managers freely without Party A’s interference.

7 During the contract period, Party B has the rights of using the orchard, the rights of management and ownership and the rights of collecting any income related to the orchard.

Ⅴ Liability for breach the contract:

1 Party A has the right to cancel the contract if Party B does not pay the contracting charge; Party B has the right to cancel the contract f Party A fails to carry out the contract.

2 Both partied should strictly carry out this contract. If one party has breached the contract then this party should be liable for all the loss caused to another party.

Ⅵ Amendment or cancel to the contract:

1 Each party shall have the right to amend or terminate the contract when the contract is failed to perform due to the change of the national policies or unpredicted natural disasters.

2 The contract shall lose effect when the period of the contract is due.

Ⅶ When dispute is arising on the contract, firstly negotiation will be taken; In case no settlement can be reached through negotiation, the case shall then be submitted to the local people’s court.

Ⅷ Supplemental agreement can be signed up if both party agree on other terms which are not included in this contract. The supplemental agreement enjoys the equal legal effect as this contract.

This Contract is in triplicate; each party retains one copy and the related department retains one copy. The contract shall come into effect since the date it is signed.

Party A (stamping): /s/ Xiwulong Village, Zhaowangzhuang Town, Laiyang City

Representative (signature): Yuanting Cheng

Party B (stamping): /s/ Shandong Longkang Juice Co., ltd.

Representative (signature): Xueying Ding